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                                                                      EXHIBIT 23
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8, Registration Nos. 33-18533, 33-25005, 2-92277, 33-24829,
33-24507, 33-24828, 2-95788, 2-88919, 33-24518, 33-6965, 33-14049, 33-22844,
33-44041, 33-49871, 333-04927, 333-04941, and the Registration Statements on
Form S-3, Registration Nos. 33-20788, 33-31540, 33-42832, and 33-53366, of The
Limited, Inc. of our report dated February 22, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio
April 24, 2000